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                                                                         Ex-24.1


                         CERTIFICATE OF THE SECRETARY

                                      OF

                               THE BRINSON FUNDS

                            RESOLUTION AUTHORIZING
                      APPOINTMENT OF AN ATTORNEY-IN-FACT


     I hereby confirm that the resolution of the Board of Trustees (the "Board") of The Brinson Funds (the "Trust"), with respect to the Power of Attorney appointing Karl Hartmann, Lloyd Lipsett, Kathleen O'Neill, Eddie Wong and Paul Rosselli as attorneys-in-fact for the Trust, adopted at the regularly scheduled August 24, 1998 Board meeting, and previously filed as an exhibit to the Trust's Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933, as amended, continues in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 21st day of September, 1998.



                                    /s/ Carolyn M. Burke
                                    --------------------
                                    Carolyn M. Burke, Secretary
                                    The Brinson Funds